Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2001 (except for the last paragraph of Note 8, as to which the date is March 28, 2001), which appears on page F-1 of the annual report on Form 10-KSB of driversshield.com Corp. for the year ended December 31, 2000, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                                   NUSSBAUM YATES & WOLPOW, P.C.

Melville, New York
July 27, 2001